Exhibit 10.15

FIFTH AMENDMENT TO LEASE

This Fifth Amendment to Lease (“Amendment”) is made and entered into this 15th day of February, 2008, by and between Virginia FP Virginia Center, LLC, a/k/a Virginia Center, LLC, a Virginia limited liability company, and successor-in-interest to Principal Life Insurance Company (“Landlord”), and Services Partners, LLC, a Virginia limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord, through its predecessor-in-interest, and Tenant are parties to a Deed of Lease dated August 10, 1999, as amended by the First Lease Amendment, dated October 15, 1999, the Second Lease Amendment, dated March 8, 2000, the Third Lease Amendment, dated August 1, 2000, and the Fourth Lease Amendment, dated June 2, 2003 (collectively the “Lease”), whereby Tenant leases from Landlord certain premises containing approximately seventeen thousand five hundred ten (17,510) rentable square feet (the “Premises”), located at 1029 Technology Park Drive, Glen Allen, Virginia 23059 (the “Building”) for a Term which expires on February 29, 2008 (the “Current Term”); and

WHEREAS, Landlord and Tenant wish to amend the Lease by extending the Term by an additional five (5) years and to otherwise modify the Lease.

NOW THEREFORE, in consideration of the mutual covenants herein made, Landlord and Tenant hereby enter into this Amendment and agree as follows:

1.              RECITALS. The foregoing recitals are incorporated herein by this reference.

2.              CAPITALIZED TERMS. Unless otherwise defined herein, all capitalized terms shall have the same meanings as they have been assigned in the Lease.

3.              LANDLORD. Landlord is the Landlord (as such term is defined in the Lease) for all purposes under the Lease.

4.              TERM. Notwithstanding any provision of the Lease to the contrary, the Term shall be extended by an additional five (5) years (the “Extension Term”) following the expiration of the Current Term. The Extension Term shall commence on March 1, 2008 (the “Extension Term Commencement Date”) and shall expire on February 28, 2013 (the “Extension Term Expiration Date”). Tenant shall have no right to extend the Term of the Lease beyond February 28, 2013, except as specifically provided for in Section 8 herein.

5.              PREMISES. Tenant acknowledges that Tenant is currently in possession of the Premises and Tenant agrees to accept the Premises in its “as is” condition for the duration of the Extension Term, except as set forth herein and subject to the terms and conditions of the Lease, including but not limited to the parties’ respective repair, maintenance and replacement obligations under the Lease.

6.              RENT. For the remainder of the Current Term, Tenant shall continue to pay Base Rent in the amounts and upon the terms and conditions set forth in the Lease. During the Extension Term, Tenant shall pay Base Rent in the amounts set forth in the following schedule:

	Per Square
Time Period	Foot Rate	Annual Base Rent	Monthly Base Rent
3/1/08 — 2/28/09	$10.45	$182,979.50	$15,248.29
3/1/09 — 2/28/10	$10.76	$188,407.60	$15,700.63
3/1/10 — 2/28/11	$11.08	$194,010.80	$16,167.57
3/1/11 — 2/29/12	$11.41	$199,789.10	$16,649.09
3/1/12 — 2/28/13	$11.75	$205,742.50	$17,145.21

7.              ADDITIONAL RENT. For the remainder of the Current Term and throughout the Extension Term, Tenant shall continue to pay its Proportionate Share of Operating Expenses, Taxes and Assessments, Casualty Insurance obtained by Landlord, and Utility Charges, to the extent such Utility Charges pertain to the Common Facilities or which are not separately metered, pursuant to the Lease, as well as all other Additional Rent specified in the Lease.

8.              RENEWAL OPTION. (a) Tenant has the conditional option to extend the Term of the Lease (the “Renewal Option”) for an additional term (the “Option Term”) of five (5) years beyond the Extension Term at the Base Rent set forth in paragraph (b) below and upon the same terms and conditions set forth in the Lease as amended herein (except that there will be no further privilege of extension), provided that the following conditions are met:

(i)                                     Tenant notifies Landlord of its election to exercise the Renewal Option granted hereby on or before September 1, 2012;

(ii)           at the time of the exercise of such Renewal Option and for the remainder of the Extension Term thereafter, there is no existing default by Tenant which is not remedied within the applicable cure periods set forth in the Lease;

(iii)        that the Lease has not terminated prior to the commencement of the Option Term; and

(iv)       at the time of the exercise of such Renewal Option and for the remainder of the Extension Term thereafter, the original named Tenant (subject to and except as provided in Section 14 below) is in possession of and occupying the entire Premises [it being the intent of the parties that this Renewal Option is personal to the original named Tenant hereunder (i.e., it does not inure to the benefit of any subsequent Tenant, subtenant or assignee of the Lease except as provided in Section 14 below) and if such original named Tenant (or an Affiliate of Tenant pursuant to Section 14 below) is no longer in possession of and occupying the entire Premises, then this Renewal Option is void].

(b)         During the first year of the Option Term, Tenant shall pay Landlord Base Rent equal to ninety-five percent (95%) of the then current market rate, as determined by Landlord in its sole and absolute discretion. By October 1, 2012, Landlord will provide Tenant with notice of the proposed Base Rent. Tenant shall have ten (10) business days to accept or reject the proposed Base Rent. If the Tenant rejects the proposed Base Rent, the Lease shall terminate on February 28, 2013. If the Tenant accepts the Landlord’s proposed Base Rent, Landlord shall deliver to Tenant a draft of the amendment to the Lease referenced in paragraph (c) below, which amendment shall reflect the exercise of this Renewal Option and include the amount of the proposed Base Rent. During the Option Term, Base Rent shall escalate three percent (3%) per year, beginning on March 1, 2014.

(c)          Prior to the commencement of the Option Term, Landlord and Tenant hereby agree to execute a commercially reasonable amendment to the Lease memorializing said extension of the Term. If Tenant fails to timely notify Landlord of its desire to exercise the Renewal Option granted hereby, then Tenant shall be deemed to have conclusively waived its Renewal Option.

9.              IMPROVEMENTS. (a) Tenant is already occupying the Premises and accepts the same in its “as-is” condition for the Extension Term, except as expressly provided herein and subject to the terms and conditions of the Lease, including but not limited to the parties’ maintenance, repair and replacement obligations under the Lease. Landlord will, at its sole cost and expense (except as set forth below and without regard to estimated costs set forth on Exhibit “C” or “D”), which costs and expenses shall include all costs for architectural and engineering planning and documents, complete construction of the Premises in accordance with Space Plan 1 (showing new construction), Space Plan 2 (showing demolition work), the Scope of Work, Joyner’s Mechanical HVAC Equipment Survey, and Fiberplus Quote for Richmond Location Access Control, attached hereto as Exhibits “A”, “A-1,” “B,” “C” and “D” respectively and incorporated herein by this reference (collectively, the “Improvements”). As set forth in the Scope of Work, Landlord shall, at its sole cost and expense (except as set forth below and without regard to estimated costs set forth on Exhibit “C” or “D”), replace the HVAC units identified as Unit Numbers 31, 32, and 35 with similarly sized comparable units and perform all work associated with the installation of data, telephone and security systems serving the Premises. Notwithstanding any provision of this Amendment to the contrary, if Tenant requests any changes to the Space Plans, the Scope of Work, the approved drawings and specifications or any additional work (the “Tenant Changes”), Tenant must present Landlord with revised drawings and specifications. As a condition of its approval, Landlord shall require that Tenant pay for the cost of the Tenant Changes. If Landlord approves the Tenant Changes, Landlord will incorporate such changes in the Improvements. The cost of the Tenant Changes shall be deemed additional rent and shall be paid by Tenant to Landlord within ten (10) days following receipt or refusal of an invoice from Landlord regarding the same.

(b)         Landlord’s obligations with respect to improvements and alterations of the Premises shall be limited to the Improvements. Otherwise, Landlord will provide the Premises in its current “as is” condition, except as expressly provided herein and subject to the terms and conditions of the Lease, including but not limited to the parties’ respective maintenance, repair and replacement obligations under the Lease. The Improvements will be constructed using Building standard materials consistent with the materials used in comparable buildings in the Glen Allen, Virginia submarket and shall comply with the Americans with Disabilities Act, as amended, and the regulations issued pursuant thereto.

(c)          The parties acknowledge that Landlord’s ability to complete the Improvements is dependant upon Landlord obtaining access to the Premises, which access is subject to the terms of the Lease. Tenant will be responsible for granting Landlord access to the Premises for the purpose of completing the Improvements and will permit Landlord unfettered access to the Premises in order to allow Landlord to complete the Improvements therein. Within a reasonable time period following the execution of this Amendment, Landlord and Tenant shall establish a mutually-acceptable construction schedule for the completion of the Improvements (Landlord and Tenant each agreeing to negotiate in good faith to arrive at such mutually-agreeable construction schedule). Landlord agrees to promptly commence and thereafter diligently pursue completion of construction of the Improvements upon approval of the construction schedule, receipt of permits and approval of the plans. During the construction of the Improvements, Tenant shall not interfere with Landlord or hinder Landlord in any way in its efforts to complete the Improvements. In addition, Tenant shall timely remove all property from the portion of the Premises where work is being performed in order to facilitate Landlord’s ability to complete construction of the Improvements. The parties acknowledge that the completion of the Improvements may interfere with the Tenant’s use of the Premises, and it is hereby expressly agreed that such interference shall not be deemed a constructive eviction of Tenant, nor shall it work an abatement of Base Rent or any other amounts due under the Lease. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations during the construction of the Improvements, which shall not obligate Landlord to construct the Improvements during non-business hours or on weekends.

(d)         “Substantial Completion” shall be deemed to occur when the Improvements specified herein (excluding long lead time items) have been completed in accordance with the Space Plans and the Scope of Work, except for punch-list items which do not substantially interfere with Tenant’s intended use of the Premises. Landlord will notify Tenant of any long lead time items and will allow Tenant to select alternative comparatively priced materials, if Tenant desires.

(e)          Tenant shall prepare and submit a punch-list to Landlord within ten (10) business days after Substantial Completion. If Tenant timely submits such punch-list, then

Landlord will use commercially reasonable efforts to repair items required to be repaired within sixty (60) days of receipt of such list (which time shall be extended for delays beyond Landlord’s reasonable control).

10.       HVAC. Notwithstanding any provision of the Lease to the contrary, Tenant shall, at its own cost and expense, clean, repair, maintain and replace the HVAC unit(s) serving the Premises, so as to keep it in first class condition and in compliance with the requirements from time to time of all governmental authorities, whether or not it was initially installed at Landlord’s expense. In furtherance of the above, Tenant will obtain a quarterly maintenance, repair and service contract on the HVAC unit(s) serving the Premises, said contract to be on such terms and with such company as shall be approved by Landlord in its reasonable business judgment. Tenant shall have control of the HVAC unit(s) serving the Premises twenty-four (24) hours a day. Notwithstanding the foregoing or any provision of the Lease to the contrary, the cap or limit on Tenant’s financial obligation for the maintenance, repair, and/or replacement of the HVAC system serving the Premises shall not apply to the new HVAC units to be installed as part of the Improvements (units 31, 32, and 35), it being expressly agreed that Tenant shall be solely responsible for the maintenance, repair and replacement of such units. However, the cap/limit shall continue to apply to any HVAC units serving the Premises that are not being replaced. Tenant shall also have the benefit of the manufacturer’s standard twelve (12) month warranty on units 31, 32, and 35.

11.       SECURITY/ACCESS. Notwithstanding any provision of the Lease to the contrary, during the Extension Term, Tenant shall have access to the Premises 24 hours a day, 7 days a week, subject to such reasonable security measures as may be implemented by Landlord from time to time.

12.       PARKING. In accordance with the Lease, Tenant shall have the right to park on a non-reserved basis in the Building and/or Park parking facilities in common with other tenants of the Building and/or Park. Tenant agrees to cooperate with Landlord and other tenants in use of the parking facilities. Landlord reserves the right in its reasonable discretion to determine whether the parking facilities are properly used or are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking area and modify the existing ingress and egress from the parking areas as Landlord shall reasonably deem appropriate.

13.       FORFEITURE OF RENEWAL OPTION. Upon full execution of this Amendment, Paragraph 4 of the Fourth Lease Amendment shall be deleted in its entirety.

14.       ASSIGNMENT TO AFFILIATE. Notwithstanding any provision of the Lease to the contrary, including but not limited to Section 8.17, Tenant shall be permitted to assign or sublease its interest under the Lease, including the Renewal Option, without the prior written consent of Landlord, provided that: (i) the assignee or subtenant of such interest is an Affiliate of Tenant (as defined below), (ii) Tenant notifies Landlord in writing of the effective date and terms of such assignment or sublease within thirty (30) days after the effective date thereof, and memorializes the same in an appropriate written document within thirty (30) days after the effective date of such assignment or sublease, and (iii) if Tenant remains in existence following an assignment, Tenant remains jointly and severally liable with the Affiliate of Tenant for all obligations under the Lease. Tenant and any Affiliate of Tenant shall, at all times, keep the insurance required by the Lease in place. An Affiliate of Tenant shall mean: (i) Masco Corporation, Masco Building Products Corp. or Masco Corporation of Indiana (each a “Masco Company”), (ii) any entity that prior to and following the effective date of the proposed assignment or sublease, directly or indirectly, controls, is controlled by or is under common control with Tenant or a Masco Company; (iii) any entity into which or with which Tenant is merged or consolidated or which is merged or consolidated into or with Tenant; (iv) any entity which acquires all or substantially all of the stock or assets of Tenant; or (v) any entity which acquires a controlling interest in the stock or partnership interests of Tenant. For purposes of this definition, “control” means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting securities of the entity.

15.       FINANCIAL STATEMENTS. Notwithstanding any provision of the Lease to the contrary, including but not limited to Section 8.18, Landlord agrees that Tenant’s financial statements and information may be provided on a consolidated basis with Tenant’s parent corporation, provided Tenant’s parent corporation is a publicly-traded company.

16.       NOTICES TO PARTIES. Notwithstanding the provisions of Section 13.19 or any other provision of the Lease to the contrary, all notices or demands shall be provided to the parties at the following addresses:

To Landlord:

Virginia Center, LLC
c/o First Potomac Management LLC
Attn.: Tim Zulick
7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814

To Tenant:

Service Partners, LLC
1029 Technology Park Drive
Glen Allen, Virginia 23059
Attention: Sean Cusack, VP and Controller

With copy of all substantive notices (such as notice of default), but not routine notices (such as monthly invoices), to:

Masco Corporation
21001 Van Born Road
Taylor, MI 48180
Attention: General Counsel

17.       REPRESENTATIONS. Landlord and Tenant hereby acknowledge that the Lease is in full force and effect and Tenant acknowledges that Landlord has met all of its obligations under the Lease and is not currently in default thereunder.

18.       RATIFICATION. Unless a term or condition of the Lease is expressly contradicted by the terms of this Amendment or modified hereby, all terms and conditions of the Lease shall remain in full force and effect and continue to bind Landlord and Tenant. In the event that a term of this Amendment is fundamentally inconsistent with a term of the Lease, the terms of this Amendment shall control. The terms of the Lease, as modified hereby, are ratified and affirmed by the parties.

19.       ENTIRE AGREEMENT. This Amendment constitutes the entire agreement of the parties with respect to the subject matter addressed herein. No terms, conditions, representations, warranties, promises, or understandings, of any nature whatsoever, express or implied, have been made or relied upon by any party hereto. This Amendment may not be modified, waived, discharged or terminated other than by a writing executed by the parties hereto.

20.       BROKERS. Landlord and Tenant each represents and warrants to the other that it has not employed any broker, agent or finder with regard to this Amendment except First Potomac Management LLC and CB Richard Ellis of Virginia, Inc., which brokers will be paid by Landlord pursuant to a separate agreement with Landlord, and each party hereby indemnifies and holds harmless the other for any other claims relating to commissions or brokerage fees arising from a breach of the above warranty.

21.       AUTHORITY. The parties hereto: (a) agree to execute any and all documents, and to take any other action, that may be necessary to carry out the express terms and intent of this Amendment; (b) represent that the individuals executing this Amendment on behalf of Landlord and Tenant are duly authorized and empowered to execute this Amendment; and (c) agree that this document shall not be construed against any party due to said party drafting this Amendment. This Amendment may be executed in counterparts.

22.       BINDING EFFECT. The terms of this Amendment shall be binding upon the parties hereto and their respective successors and assigns.

23.       GOVERNING LAW. The terms of this Amendment shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, and any action thereon shall be brought in the appropriate Virginia State court, with the parties waiving the rights of removal to Federal Court.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto set forth their hands and seals to this Fifth Amendment to Lease on the respective dates set forth below but effective as of the date first set forth above.

ATTEST/WITNESS:	LANDLORD

Virginia FP Virginia Center, LLC,
a/k/a Virginia Center, LLC,
a Virginia limited liability company

	By:	First Potomac Realty
Investment Limited Partnership
Its Sole Member
	By:	First Potomac Realty Trust
Its General Partner

[ILLEGIBLE]	By:	/s/ Anthony R. Beck
	Name:	Anthony R. Beck
	Title:	Regional Vice President
	Date:	2/20/08

ATTEST/WITNESS	TENANT

Service Partners, LLC,
a Virginia limited liability company

/s/ Carolyn M. Christian	By:	/s/ Jerry W. Mollien
Carolyn M. Christian	Name:	Jerry W. Mollien
Assistant Secretary	Title:	Vice President
	Date:	February 15, 2008

EXHIBIT “A”

SPACE PLAN 1

KEY:

- = PRECAST
- = EXISTING PARTITION
- = NEW PARTITION
- = LOW PARTITION

NOTES

1. REPLACE WET SPRINKLER IN SERVER ROOM WITH DRY SYSTEM
2. NEW CARD ACCESS SYSTEM
6. NEW CABINETS

54'-4"
72'
40'
40'
57'-6"
117'
NEW COPY ROOM
EXPANDED SERVER ROOM
EXEC OFFICE (NEW CARPET W/ 18" BORDER)

BUILDING KEY PLAN

NOTES:

FIRST POTOMAC IS NOT RESPONSIBLE FOR PROVIDING OR INSTALLING APPLIANCES, PHONES, COMPUTER WIRING, FURNITURE AND/OR CUSTOM BUILT-INS UNLESS SPECIFIED. FLOOR PLAN MAY BE FIELD ADJUSTED DUE TO EXISTING CONDITIONS NOT SHOWN ON PLAN

FIRST POTOMAC REALTY TRUST

VIRGINIA CENTER TECHNOLOGY ONE

1029 TECHNOLOGY PARK DR
GLEN ALLEN, VA 23060

A-1

EXHIBIT “A-1”

SPACE PLAN 2

KEY:

- = PRECAST
- = EXISTING PARTITION
- = NEW PARTITION
- = LOW PARTITION
- = DEMOLISHED PARTITION

BUILDING KEY PLAN

NOTES:

FIRST POTOMAC IS NOT RESPONSIBLE FOR PROVIDING OR INSTALLING APPLIANCES, PHONES, COMPUTER WIRING, FURNITURE AND/OR CUSTOM BUILT-INS UNLESS SPECIFIED. FLOOR PLAN MAY BE FIELD ADJUSTED DUE TO EXISTING CONDITIONS NOT SHOWN ON PLAN.

FIRST POTOMAC
REALTY TRUST

VIRGINIA CENTER TECHNOLOGY ONE
1029 TECHNOLOGY PARK DR
GLEN ALLEN, VA 2306

A-2

EXHIBIT “B”

Scope of Work

General Notes:

•          This project is known as Service Partners, located at 1029 Technology Park Drive, Glen Allen, VA 23059.

•          This Scope of Work is to be used in conjunction with the Space Plans from First Potomac Management.

•          All excess materials selected by FPM to remain, are to be stored neatly in the vacant suite.

•          All roof penetrations MUST be performed by a vendor approved by FPM.

Drywall:

•          Drywall clips are required on all new walls to attach the top track to the ceiling system without screwing directly into the ceiling “T’s”. See CD’s for detail.

•          At all demoed walls, remove the walls above the grid as well as below. Do not leave ANY drywall & metal stud(s) abandoned above the ceiling system.

•          Furnish & install blocking (in wall) & grab bars in the restrooms to meet code.

•          Furnish & install blocking (in wall) for all casework as noted on CD’s.

•          Reuse existing doors, frames & hardware whenever possible. If a new door and frame is required, the door should be a solid wood, and both the door & frame should match the existing doors in style and finish.

•          All new solid core flush wood doors are to be factory finished. Field finished doors will not be accepted.

•          Patch all existing walls as required and prepare them to receive the new wall finishes as noted below in the finish notes.

•          Remove, repair and rework existing ceiling system for new lighting layout, sprinkler system, and HVAC as required.

•          Remove the bulkhead, ceiling grid and tiles in the expanded portion of the Server Room. Ceiling height to match the taller ceiling once completed. This may require, but not be limited to, raising all of the; sprinkler heads, HVAC ductwork and electrical equipment. Ceiling system is to be continuous and look uniform once completed.

•          Furnish & install a Detex brand EA-500 stand alone emergency exit alarm with cylinder. Remove deadbolt and replace existing door hardware to create a safe locking system.

•          Coordinate with the sprinkler contractor to determine if a separate closet/room will be required to house the new pre-action system. Include this if it would be required.

•          Furnish & install new window blinds as noted (Note #7).

Storefront:

•          Abandon in place the doors as noted by the plan note 3. Remove all door hardware and install cylinders on both sides of the door. FPM will have cylinders keyed.

Electrical:

•          Furnish & install all electrical per CD’s.

•          If there is no electrical plan, assume at a minimum the following:

•                  Each Office to receive;

•                 Three (3) Common electrical outlets.

•             One (1) Tel/co box.

•             One (1) Light switch

•                  Three (3) dedicated outlets in the kitchen — break room.

•                  Two (2) dedicated electrical outlets & (2) tel/co for the two copier rooms.

•                  Romex wires are no longer to be used. All new electrical is to be run in MC or Conduit.

•                  If not individually noted on the plans, wire up any & all of the HVAC Unit(s). (If Applicable)

•                  All new wire is to be Copper, aluminum will not be permitted.

•                  All circuits originating from the electrical panel must be in conduit and terminate in a junction box above the ceiling. MC cables may be run from the J Box as needed.

•                  At the conclusion of the project, the new panel directory must be typed, dated & installed in the panel. The old directory sheets must remain in the panel behind the new one.

•                  Where a dedicated outlet is noted, it should be dedicated/isolated. Shared neutral & ground wires will not be acceptable on these outlets.

•                  The only exception to the above note would occur in the Kitchen/Break Room areas. Dedicated outlets in these areas can share both the Neutral & Ground wires per code.

•                  In all instances, only eight (8) electrical outlets may be installed on one circuit.

•                  All electrical devices are to be Ivory in color with a Stainless Steel cover. At a minimum, all new covers should be metallic and match the majority of the suite. Please pose the question for further clarification if needed.

•                  At all new tel/co locations, furnish & install a pull string. If there is an existing box noted for reuse, the old wire may be used as the pull string. Conduit is not required unless there is a code issue.

•                  Wire the new 5 Ton Packaged Unit in the Server Room to the Generator panel.

•                  Relocate all ten (10) existing NEMA plugs to the new wall(s) per tenant. Circuits are to remain in the panels they currently are in.

•                  Relocate the 120V outlets in the walls to be demoed to the new wall(s). Circuits are to remain in the panels they currently are in.

•                  Remove EXIT signs at abandoned exterior doors (Note #3)

Mechanical:

•                  All new HVAC units are to be Trane Packaged Units, with factory installed disconnect, convenience outlet and smoke detector. Contact Mike Orr at (804) 747-3588 or (804) 304-5047 for the FPM National Agreement pricing.

•                  Rework HVAC grills as required to accommodate the new layout.

•                  Each room is to have at a minimum one supply grill. If the system is a ducted return, each room to have a return in each room as well.

•                  Confirm the gas lines have been separated to feed this tenant only (If Applicable).

•                  Replace the existing 3 Ton Unit feeding the Server Room with a 5 Ton Packaged Unit. The other 5 Ton Unit feeding this room shall remain as is. The new Unit should be wired to the generator panel.

Plumbing:

•                  All new plumbing fixtures are to be polished chrome Delta fixtures with ADA lever handles.

•                  All new Bathrooms, Janitorial Closets & Break Rooms should be fed from one 20 gallon water heater. The heater should be mounted in the ceiling above the mop sink or Break Room sink, whichever is more accessible. The electrical service to this should be a 120 V, 30 Amp double pole breaker. Water heater must be made by State, AO Smith or Bradford White.

•                  Demo all fixtures and associated piping as required for new floor plan. Concrete patches should be at a minimum of 3” and 3,500 psi. If the existing slab is thicker than 3”, contractor should fill concrete to match the existing thickness.

•                  All water lines should be capped off above the ceiling with a valve and a cap for future use.

•                  Furnish & install one waterline to ice maker in the refrigerator. Water line should be installed in the wall with an ice maker box and isolation valve.

•                  All Break Rooms are to have one waterline for a coffeemaker with an isolation valve under the sink.

•                  No saddle valve T’s will be permitted.

•                  Rework and remove all plumbing pipes and drains in the ceiling of the Server Room. There should not be any plumbing overhead once this room is complete.

•                  Furnish & install a new black GE dishwasher in the $500 range.

Fire Alarm:

•                  Furnish & install a working system with the ability to expand. The new system should be a Notifer or Fire Lite fire panel with System Sensor A/V devices. (If Applicable)

•                  All Audio/Visual (A/V) devices must be System Sensor, ceiling mounted and red.

Sprinkler:

•                  Modify the existing system per the CD’s and all applicable codes.

•                  All sprinkler piping must be threaded black iron or copper in the tenant suite. No PVC should be used above the ceiling.

•                  PVC may be used underground if allowable by code.

•                  The sprinkler heads must be chrome finished with a metal strut. Trim ring must be chrome, adjustable screw type.

•                  New sprinkler heads must be installed in the center of the ceiling tile.

•                  Remove the wet sprinkler pipes and system in the Server Room.

•                  Furnish & install a complete and working pre-action system in the Server Room. There should not be ANY wet pipes in or over this area once complete.

Wall Finishes:

•                  Paint only the office walls in the areas where construction has occurred with 1 primer and 2 finish coats.

•                  All walls in all hallways should be replaced with new VWC. Seams should be at the most logical spots. Landlord will use commercially reasonable efforts to match the color and texture of the new VWC to the existing VWC in the hallways.

Flooring:

•                  Demo the existing carpet & VCT back to bare concrete, flash patch as required per the finish plan.

•                  Remove all vinyl base prior to painting where the finish plan calls for new base.

•                  Furnish & install all floor finishes as follows:

•               Exec Office to have a border and a field carpet.

•               File Room (behind bathrooms) CPT

•               Server Room Anti-static floor covering.

•               Break Room Armstrong VCT.

•                Copy Room CPT

•                Two small offices No new CPT. Only new Vinyl Base.

•                “New Copy Room” CPT.

•                  Server room floor should be anti-static tile and grounded out per the manufacturers instructions.

Millwork:

•                  Furnish & install a new PLAM countertop only on all three walls as shown on the space plans in Copy Room(see note #5)

•                  Furnish & install new upper & lower cabinets with a PLAM top in the Break Room.

•                  Replace the PLAM top in both Bathrooms (Note 6). Cabinets and plumbing to remain.

•                  All vertical surfaces will be one color Nevamar PLAM.

•                  All horizontal surfaces will be one color Nevamar PLAM.

•                  All doors & drawers are to have brushed chrome, metallic, “U” shaped handles.

•                  Account for the new dishwasher to be installed in the casework.

- End of List -

EXHIBIT “C”

Joyner’s Mechanical HVAC Equipment Survey

Joyner’s Mechanical, Inc.

Unit Inspection List

[ILLEGIBLE]

Location: SERVICE PARTNERS

1029 TECHNOLOGY PARK

Equipment Survey

UNIT#: 39A 1994 Model (approximately 6 years life expectancy left.)
Make: YORK	Discrepancies Noted:
Model#: B1PA024A06C	Okay	TOTAL Cost:
Serial#: NACM000664
Repairs Needed:
Serves: Downstairs

UNIT#: 38 1993 Model (approximately 6 years life expectancy left.)
Make: CARRIER	Discrepancies Noted:
Model#: 48LJD008531	Okay	TOTAL Cost:
Serial#: 3193G01577
Repairs Needed:
Serves:

UNIT#: 36 1993 Model (approximately 6 years life expectancy left.)
Make: CARRIER	Discrepancies Noted:
Model#: 48LJE009-521	Has original compressors, blower has	TOTAL Cost: $811.00
Serial#: 2793G17362	Bearing noise. Has new heat exchanger.
Repairs Needed:
Serves:

UNIT#: 35 1990 Model
Make: YORK	Discrepancies Noted:
Model#: B2CH048A46A	Has original compressor and squeals during	Replacement Cost:
Serial#: NGXM137061	shut down.	$5,719.00
Repairs	Due to age, replacement is recommended.
Serves:

UNIT#: 34 Outdoor Unit 1999 Model (approximately 7 years life expectancy left.)
Make: CARRIER	Discrepancies Noted:
Model#: 38CKC036810	Contactor needs to be replaced	TOTAL Cost:$233.00
Serial#: 0699E11887
Repairs Needed:
Serves: Computer Room Unit

UNIT#: 33 2007 Model
Make: Trane	Discrepancies Noted:
Model#: WSC048A4R0A26012A	Okay	TOTAL Cost:
Serial#: 708102793L
Repairs Needed:
Serves:

Joyner’s Mechanical, Inc.

Unit Inspection List

Location: SERVICE PARTNERS

1029 TECHNOLOGY PARK

UNIT#: 32 1987 Model
Make: CARRIER	Discrepancies Noted:
Model#: 50QH006820	Original compressor and reversing valve.	Replacement Cost:
Serial#: 0887G62735	Compressor is rusted, accumulator is	$7,980.00
Repairs Needed:	rusted and the cabinet is rusted. Unit is in
Serves:	fair condition for its age.
Due to age, replacement is recommended.

UNIT#: 31 1987 Model
Make: CARRIER	Discrepancies Noted:
Model#: 50QH006620	Original compressor and reversing valve.	Replacement Cost:
Serial#: 0887G62739	Evaporator end plates are rusted. Unit is in	$7,980.00
Repairs Needed:	fair condition for its age.
Serves:	Due to age, replacement is recommended.

UNIT#: 40 2003 Model
Make: TRANE	Discrepancies Noted:
Model#: WSC060A4R0A0X0	Okay. Unit is in good condition.	TOTAL Cost:
Serial#: 321101228L
Repairs Needed:
Serves: Training/Warehouse

UNIT#: 39 2003 Model (approximately 8 years life expectancy left.)
Make: TRANE	Discrepancies Noted:
Model#: WSC090A4R0A12P00	Okay	TOTAL Cost:
Serial#: 328102238L
Repairs Needed:
Serves:

UNIT#: 35 Computer Room 2003 Model
Make: TRANE	Discrepancies Noted:
Model#: TSC060A4R0A1200	Need to troubleshoot refrigeration circuit.	TOTAL Cost: T & M
Serial#: 324102165L	(charge maybe low), colls need to be cleaned.
Repairs Needed:	Unit is in good condition
Serves:

UNIT#: 8 Air Handler 1999 Model (approximately 7 years life expectancy left.)
Make: Carrier	Discrepancies Noted:
Model#: FA4ANF036	Okay	TOTAL Cost:
Serial#: 3599A27544
Repairs Needed:
Serves: Computer Room

Joyner’s Mechanical, Inc.

Unit Inspection List

Location: SERVICE PARTNERS

1029 TECHNOLOGY PARK

UNIT#: Exhaust Fan (approximately 8 years life expectancy left.)
Make: GE	Discrepancies Noted:
Model#: 5KH390N9090	Okay	TOTAL Cost:
Serial#: PEJ
Repairs Needed:
Serves:

UNIT#: Exhaust Fan (approximately 8 years life expectancy left.)
Make:	Discrepancies Noted:
Model#: XV-94	Okay	TOTAL Cost:
Serial#:
Repairs Needed:
Serves:

UNIT#: Exhaust Fan (approximately 8 years life expectancy left.)
Make:	Discrepancies Noted:
Model#: G80DGEXQD	Okay	TOTAL Cost:
Serial#: 93G09047
Repairs Needed:
Serves:

EXHIBIT “D”

Fiberplus Quote for Richmond Location Access Control

Date:                  November 2, 2007

To:                             Craig Linn

MASCO / Service Partners

From:               Glenn Gootee

RE:                           Quote for Richmond Location Access Control

FIBERPLUS will Install:

1      Material list below to be installed by Fiberplus, 4 hours of training will be provided to the end user The software will be installed on a Service Partner provided computer:

CA8000	8 reader controller	1
KPROX2	slim line prox reader	6
SYSTEM V	Basic system software	1
USB-SER	USB serial connector	1
HID-C1325	Prox Card 38 Bit Pk/50	1
DS1601	request to exit motion PIR	6
SD-70	commercial recessed contact	6
AL600ULACM	UL listed 6A lock power supply w/interface	1
1280	12V 8aH battery	2
TRG1640	transformer	2

	Multi-conductor “Banana Peel” Plenum rated
	cable	2000

DTK-BU450	UPS for Panels	1

“Due to the rapidly escalating cost of cable and many other telecommunications and construction materials, Fiberplus, Inc. reserves the right to adjust the price of this proposal solely to reflect such cost increases.”

FPI reserves the right to adjust the quoted price based on market fluctuations for materials purchased after 30 days from date of acceptance.

THIS DOCUMENT IS PROPRIETARY AND SHALL NOT BE REPRODUCED OR DISTRIBUTED WITHOUT PRIOR WRITTEN CONSENT FROM FIBERPLUS, INC.

8221 Hermitage Rd • Richmond, VA 23228 • tel: 804-264-1880 • fax: 804-264-2009

 •infova@fiberplusinc.com www.fiberplusinc.com

1	Door Work to be provided by Subcontractor, Detailed Scope of work below:

Door work

Qty	Description

Front Door, Side Door One, Side Door Two
3	4900-35-102 1 1/8" B.S. Heavy Duty Deadlatch Dura finish

3	4591-02-00-313 Push Handle Dura finish

3	L6507-32D Low Profile Centerlatching

Back Door 2
1	S6514-32D Electric Strike 24/12 VDC

Server Room Front Door
1	S6514-32D Electric Strike 24/12 VDC
14-S-CS 5" x 14" Stainless Steel Simplex Conversion Wraparound Plate for 1 3/4" door w/ 2 3/4"
1	Backset
1	AR0015 Grade 2 Brushed Chrome Storeroom Leverset - CS Keyway

Server Room Back Door
1	S6514-32D Electric Strike 24/12 VDC
1	Grade 2 Brushed Chrome Storeroom Leverset - CS Keyway

1.00	Labor to install hardware on above doors

Back Door 1 (Needs Door Repair)
1	SL5783" Full Surface Continuous Hinge

1	271A36 3 Ft. Threshold 5" x 1/4"
1	57DV36 3 Ft. Vinyl Sweep 7/8" Holder x 7/8" Sweep Dark Bronze Alum w/ Black Vinyl Insert

1	Latch Guard SL L.P Lever and Elec. Strike

1	Grade 2 Brushed Chrome Storeroom Leverset - CS Keyway

1	S6514 Electric Strike 24/12 VDC
1.00	Labor to install hardware on above doors

All work to be performed during regular business hours between 7am and 5pm, with minimum interference. All cabling will be labeled, tested, and warranted for one year.

FPI is a registered BICSI installer. For verification, please call 1-800-242-7405.

FPI employs a Master General Electrician and is licensed by the State of Virginia, Maryland and several counties to perform electrical construction and to obtain low voltage communication cabling permits.

FPI is able to supply a Certificate of Insurance if necessary for this project.

NOTES:

1.              All structure will be provided by others, and will be open and passable.

2.              All work will be performed in accordance with State and Local Codes, EIA/TIA, and BICSI standards.

3.              Marked floor plans showing exact locations to be provided to FiberPlus prior to job starting.

4.              Unless job is to be expedited, FiberPlus will require (72) hours lead time for scheduling.

5.              FiberPlus reserves the right to re-negotiate this contract if downtime is encountered, which is beyond the control of FiberPlus (i.e., delays in construction schedule, limited access to work area, etc.).

6.              Unless provided with a “Sales Tax Exemption” form, sales taxes will apply.

7.              All work to be performed with minimum interference, during regular business hours between 7am and 5pm, unless specified in writing by FiberPlus, Inc.

If these conditions are not present a change order may be necessary.

EXCLUSIONS:

1.              Permit.

2.              Plywood backboard in closet.

3.              Core drilling.

4.              Power poles.

5.              Cross-connect wiring at MPOP to active lines.

6.              115 Volt electrical requirements.

CHANGE ORDERS

Changes to the scope of work may become necessary and both parties to this contract have the right to request changes to the original, agreed upon Scope of Work. Changes may take one of two forms.

Where either your point-of-contact or FPI is requesting a change, the request should be made in writing and submitted to the appropriate point-of-contact. If the requested change alters the base contract amount FPI will prepare a Change Order describing the requested change and the Dollar amount of the change. Upon authorization, FPI will perform the work. Where the change is requested in the field by your point-of-contact, the FPI lead technician will prepare a Field Change Order describing the requested change. An authorized signature must be obtained before work can be done. A copy will be given to your point-of-contact and FPI will price the change and include the amount as an adjustment to the base contract. FPI will inform you as to the amount of the change.

Labor rates are quoted at standard daytime labor rates. If overtime, weekend or evening rates are requested by the customer, then it will require a change order. If Davis-Bacon or scale labor rates are required, then FiberPlus reserves the right to provide a new quotation. FPI may invoice for change orders separately or in conjunction with the primary invoice(s) at FPI’s option.

BILLING SCHEDULE FOR FIXED PRICE PROJECTS:

30% at contract signing; 30% at start of project and balance upon completion.

PAYMENT:

Material will be billed on the first day that material is delivered to the job and is due thirty (30) days from receipt of invoice. Balance of payment is due thirty (30) days net after completion and acceptance of signed work order.

Payment Terms: 30 days net after completion and acceptance of signed work order. Accounts outstanding for more than 30 days will bear interest at the rate of 1-1/2 percent per month (18% APR) on the unpaid balance. If collection or legal fees are incurred these will also be billed.

Material:	$10,055.38
Labor:	$2,866.62
Door Subcontractor:	$4,204.86
Total: Seventeen Thousand, One Hundred Twenty Six and 86/100 Dollars	$17,126.86

ACCEPTANCE:

ACCEPTED. The above prices, specifications and conditions are satisfactory and are hereby accepted. You are authorized to do the work as specified. Payment will be made as outlined above.

Date of Acceptance	Very truly yours,
By	FiberPlus, Inc.
Via- E-mail
Purchase Order #	Glenn Gootee
Proposal Name	Sales Engineer